Exhibit 99.1

Akorn Completes Acquisition of Hi-Tech Pharmacal

LAKE FOREST, Ill.--(BUSINESS WIRE)--April 17, 2014--Akorn, Inc. (NASDAQ: AKRX), a niche pharmaceutical company, announced today that it has completed its previously announced acquisition of Hi-Tech Pharmacal Co., Inc. (NASDAQ: HITK) for $640 million in cash. The combination of Akorn and Hi-Tech will transform the Company into a larger, more diversified generic player. This combination also brings critical mass and scale to Akorn’s business and strengthens the Company’s position with retail and institutional customers.

Key Acquisition Highlights:

●	Diversifies revenue base and strengthens R&D pipeline

●	Expands manufacturing capabilities into additional niche dosage forms including nasal sprays, topical gels, creams, ointments, and oral liquids

●	Provides additional breadth in retail OTC market

●	Expect $15-20 million in annual run-rate synergies within 12 months post-close

●	Anticipate strong combined cash flow to allow for rapid debt pay-down

”We are excited to announce that we have completed the acquisition of Hi-Tech, our largest acquisition to date,” said Raj Rai, Chief Executive Officer of Akorn. “This transformative acquisition diversifies our revenue base and strengthens our capabilities in both manufacturing and R&D.”

Rai further added, “We welcome our new colleagues from the Hi-Tech team and look forward to collaborating with them on the future direction of our company. Our priority now turns to executing on our integration plan. We expect that the acquisition will be immediately accretive to non-GAAP earnings.”

About Akorn, Inc.

Akorn, Inc. is a niche pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; and Paonta Sahib, India where the Company manufactures sterile ophthalmic and injectable pharmaceuticals and non-sterile nasal sprays, oral liquids, and topical creams and ointments. Additional information is available on the Company’s website at www.akorn.com.

Forward-Looking Statements

Certain statements in this document are “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on current expectations. However, actual results may differ materially from expectations due to the risks, uncertainties and other factors that affect Akorn’s business, including the business acquired through the acquisition of Hi-Tech. These factors include, among others, the occurrence of any event, change or other circumstances that could adversely affect Akorn’s ability to obtain additional funding or financing to operate and grow its combined business; the effects of federal, state and other governmental regulation ; ability to obtain and maintain regulatory approvals for its products; success in developing, manufacturing, acquiring and marketing new products; the success of strategic partnerships for the development and marketing of new products; ability to successfully integrate acquired businesses and products, including Hi-Tech’s business; and the effects of competition from other generic pharmaceuticals and from other pharmaceutical companies. Akorn and Hi-Tech provide additional information about these and other factors in the reports filed with the SEC, including, but not limited to, those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Akorn and Hi-Tech’s annual reports on Form 10-K for the year ended December 31, 2013 and April 30, 2013, respectively. Except as required by applicable law, Akorn disclaims any obligation to update any forward-looking statement in this document, whether as a result of changes in underlying factors, new information, future events or otherwise.

CONTACT:
Akorn, Inc.
Tim Dick, Chief Financial Officer
(847) 279-6150
or
Alpha IR Group
Chris Hodges, (312) 445-2870